EXHIBIT 10.3

AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT AND CONVERTIBLE PROMISSORY NOTE DATED APRIL 10, 2017

THIS AMENDMENT #1 (the “Amendment”) TO THE SECURITIES PURCHASE AGREEMENT AND CONVERTIBLE PROMISSORY NOTE dated April 10, 2017, is made effective as of April 10, 2017, by and between IDDriven, Inc., a Nevada corporation (the “Company”), and Crown Bridge Partners, LLC, a New York limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain securities purchase agreement (the “SPA”) and convertible promissory note (the “Note”) in the principal amount of $55,000.00, dated April 10, 2017; and

B. The Parties desire to amend the Note and SPA as set forth expressly below, to correct a scrivener’s error in the Note and SPA and reflect the Parties’ intentions at the time of execution.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. All references tin the Note and SPA to 3% and three percent, with respect to the current interest rate of the Note, shall be replaced with 1% and one percent, respectively.

2. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the SPA. Except as specifically modified hereby, all of the provisions of the SPA, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

IDDriven, Inc.		Crown Bridge Partners, LLC

By:	/s/Arend D. Verweij	By:	/s/
Name:	Arend D. Verweij	Name:
Title:	Chief Executive Officer	Title: